[LETTERHEAD OF CHASE MANHATTAN BANK]

                                                               January 22, 1996

Steven Girgenti
President
Girgenti, Hughes, Butler & McDowell, Inc.
100 Avenue of the Americas
New York, NY 10013

Dear Mr. Girgenti:

       I am pleased to inform you that The Chase Manhattan Bank, N.A. ("Chase"), has approved a $3,500,000.00 secured line of credit in favor of Girgenti, Hughes, Butler & McDowell, Inc., Black Cat Graphics, Inc., Brand Research Corp., GHBM Midwest, Inc., RE&A, Inc. and Medical Educational Technologies, Inc. (collectively the "Company") to be used for working capital, subject to the terms set forth in this letter.

       Any advances which Chase may extend under this uncommitted facility will be on the terms and conditions as the Bank may require at the time the Company requests an advance. The continued availability of the line of credit is subject to Chase remaining satisfied with the Company's financial condition and economic prospects, prompt advice of any circumstances which might materially or adversely affect the Company, and the Company's maintenance of a satisfactory relationship with Chase.

       All borrowings outstanding under this arrangement will bear interest at Chase's Prime Rate plus one percent (Prime + 1%). Interest is to be computed on an actual/360 day basis and is payable monthly. Payments will be debited from the Company's deposit account with Chase when due.

       Prior to any credit Chase may grant, Chase must have received the following support which must remain in place as long as any credit is outstanding:

       1. A perfected first priority security interest in all the Company's personal property.

       2. The unlimited guaranty of payment of Steven Girgenti and William Butler and the limited guaranty of Herbert Ehrenthal of all loans under the line of credit. Additionally, the bank will require the personal guaranty of any and all individuals who may in the future acquire an ownership interest of 10% or more in the Company.


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      Additional Conditions:

    1. Borrowing Base: All advances under this line of credit to be limited to a borrowing base formula of


                 A) 80% of eligible trade receivables defined as those receivables less than sixty (60) days past due, with no value given to intercompany receivables or prebilled media receivables.

     In the event the aggregate amount advanced at any time exceeds the Borrowing Base, such excess shall be immediately due and payable by Company to Chase.

    2. Cross-Default Provision: The occurrence of an event of default under any other credit facility or credit arrangement between Chase and the Company shall entitle Chase, at its option, to terminate the availability of advances under the line of credit specified herein and/or to demand payment in full of all outstanding advances hereunder; and the failure by the Company to observe, perform or comply with any term, condition or requirement contained in this letter shall, at Chase's option, constitute an event of default under any or all other such credit facilities or credit arrangements between Chase and the Company.

    3. Mergers, Etc.: Without the prior approval of Chase, the Company will not engage in any mergers, acquisitions or consolidations where the target company has annual sales in excess of 50% of the Company's annual sales for the most recent fiscal year.

    Financial Covenants

    The Company shall maintain:

    1. The ratio of its Consolidated Current Assets to its Consolidated Current Liabilities at not less than a ratio of 1.25 to 1.

    2. The ratio of its Consolidated Liabilities to its Consolidated Tangible Net Worth at not more than a ratio of 2.5 to 1.

    3. The Cash Flow Coverage Ratio at not less than a ratio of 1.25 to 1.

         To enable Chase to carry out its ongoing credit review, the Company and Guarantors shall furnish to Chase:

     1. Within 120 days after and as at the close of each fiscal year, a combined (and combining) balance sheet of Company and its consolidated subsidiaries, and combined (and combining) statements of earnings and retained earnings and statement of cash flows of Company and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, each accompanied by a statement that they have been audited by Strauss & Comas, P.C., or other independent public accounting firm satisfactory to Chase, and the report of such accountants shall not contain any qualification or disclaimer or opinion by reason of audit limitations imposed by Company.

     2. Within 90 days after and as at the close of each fiscal quarter, a combined (and combining) balance sheet of Company and its consolidated subsidiaries as at the end of each fiscal quarter and related combined (and combining) statements of earnings and retained earnings and statement of cash flows of Company and its consolidated subsidiaries for the fiscal quarter and from the beginning of such fiscal year to the end of such fiscal quarter, together with comparisons to the previous year, if appropriate, prepared in accordance with generally accepted accounting principles consistently applied, each accompanied by a statement that they have been reviewed by Strauss & Comas, P.C., or other independent public accounting firm satisfactory to Chase.

     3. Within 120 days after the close of the Company's fiscal year, an updated Personal Financial Statement of each personal guarantor in form and substance satisfactory to Chase.

     4. Within 45 days of filing, the Federal Tax Return of each personal guarantor.

     5. Within 15 days after the end of each month, a monthly Borrowing Base Certificate and a monthly aging schedule of accounts receivable during all periods of line usage. A sample Borrowing Base Summary is attached, but a similar report providing the same information is also acceptable.

     Definitions:

     "Cash Flow Coverage Ratio" means, in respect of the period for which the computation is being made, and which period shall in each case consist of a twelve month period ending on the last day of a Fiscal Year, the ratio of (i) Measured Cash Flow (as defined herein) to (ii) the sum of all payments of principal and interest, including sinking fund payments, redemptions, and all obligations under interest rate swap agreements, which the Borrower is contractually required to pay during such period.


     "Consolidated Current Assets" means, in respect of a Person, all assets of such Person and its Subsidiaries (if any) on a consolidated basis which should in accordance with GAAP be classified as current assets after eliminating inter-company items, prepaid expenses and prebilled media accounts receivable, but in any event excluding any assets which are pledged or deposited as security for, or for the purpose of paying, any Indebtedness.

     "Consolidated Current Liabilities" means, in respect of a Person, all Indebtedness of such Person and its Subsidiaries (if any) on a consolidated basis which should, in accordance with GAAP, be classified as current liabilities after eliminating inter-company items, prebilled media accounts payable and excluding Subordinated Debt.

     "Consolidated Liabilities" means, in respect of a Person, all Indebtedness of such Person and its Subsidiaries (if any) on a consolidated basis which should, in accordance with GAAP, be classified as liabilities after eliminating inter-company items, prebilled media accounts payable and excluding Subordinated Debt.

     "Consolidated Tangible Net Worth" means, in respect of a Person, the consolidated stockholders' equity in such Person and its Subsidiaries determined in accordance with GAAP, except that there shall be deducted therefrom all intangible assets (other than leasehold improvements) of such Person and its Subsidiaries, such as organization costs, unamortized debt discount and expense, goodwill, patents, trademarks, copyrights, contractual franchises, and research and development expenses, and excluding all loans to officers, affiliates and shareholders of Company.

     "Fiscal Quarter" means each quarter-year period of the Company's Fiscal
Year.

     "Fiscal Year" means the Company's fiscal year consisting of a twelve month period ending on each December 31.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof and from time to time hereafter, applied on a basis consistent with those used in the preparation of the Initial Financial Statements (except for changes concurred in by the Company's independent public accountants).

     "Measured Cash Flow" means the sum of the following items measured on a consolidated basis for the Company and its Subsidiaries, if any, for any twelve month period ending on the last day of Company's Fiscal Year:

                        (i)  net income,

                  plus (ii)  depreciation and all other non-cash charges to
                             income not affecting working capital,

                minus (iii)  all cash or asset dividends on capital stock,

     "Person" means an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

     "Subordinated Debt" means indebtedness of the Company which shall be subordinated to the loan in a form satisfactory to Chase in its sole discretion reasonably exercised and to which Chase shall have given its express written consent.

     "Subsidiary" means any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company.

     Chase reserves the right to request, and the Company agrees to provide, such other information as Chase may determine necessary in order to exercise its discretion in honoring requests for advances under this line of credit.

     This line of credit shall be further subject to the requirement that for 30 consecutive days during each twelve month period or during the term hereof, whichever is shorter, there shall be no loans outstanding hereunder.


     As part of its review process, Chase will review the Company's line of credit upon receipt of the Company's financial statements. Unless renewed or extended in writing by Chase at the time of the annual review, the line of credit will automatically expire on July 31, 1996.

     The Borrower agrees to pay a line origination fee of $2,000.00 to cover Chase's costs associated with preparation of this line of credit.

     Please acknowledge your understanding of the foregoing by signing and returning the enclosed copy of this letter along with the origination fee to the undersigned no later than February 2, 1996.

     We appreciate the opportunity to be of service to you.

     Very truly yours,

     THE CHASE MANHATTAN BANK, N.A.

     /s/ Kevin J. Anderson
     ------------------------------
     Kevin J. Anderson
     Second Vice President
     (212)539-6967

      ACKNOWLEDGED AND AGREED:

      Girgenti, Hughes, Butler & McDowell, Inc.

      By: /s/ Steven Girgenti                           Date: January 24, 1996
          ------------------------
      Its: President

      Black Cat Graphics, Inc.

      By: /s/ Steven Girgenti                           Date: January 24, 1996
          ------------------------
      Its: President

      Brand Research Corp.

      By: /s/ Steven Girgenti                           Date: January 24, 1996
          ------------------------
      Its: President

      GHBM Midwest, Inc.

      By: /s/ Steven Girgenti                           Date: January 24, 1996
          ------------------------
      Its: President





                    ADDITIONAL SIGNATURES ON FOLLOWING PAGE

      RE&A, Inc.

      By: /s/ Steven Girgenti                           Date: January 24, 1996
          ------------------------
      Its: President




      Medical Educational Technologies, Inc.

      By: /s/ Steven Girgenti                           Date: January 24, 1996
          ------------------------
      Its: President